SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2004

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio

45202

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (513) 381-0777

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On March 9, 2004, the Board of Directors of Games, Inc. issued a press release announcing the appointment of George R. Blake as an Independent Member to the Company’s Board of Directors, bringing the total number of Directors to Five. A copy of the press release is filed herewith as Exhibit 99 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Games, Inc.

	By:	/s/ Roger W. Ach II
Name: Roger W. Ach II
Title: Chief Executive Officer

Date: 3/9/04

Exhibit No. 99.1

FOR IMMEDIATE RELEASE

CONTACT: Sue Craner (513) 721-3900

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

NEWS RELEASE

[LOGOS ATTACHED IN PDF FORMAT]

GEORGE BLAKE APPOINTED TO THE BOARD OF GAMES, INC.

CINCINNATI, OHIO, March 8, 2004. Games Inc. (OTCBB: “GMSI”) announces George R. Blake of Atlanta (Sandy Springs) has been elected to the Board of Directors of Games, Inc., which owns and operates Lottery.com, Games.com, Cards.com and other entertainment-related websites.

Blake, former editor of the Cincinnati Enquirer, is Vice President/Business Development of Premier Financial Services.  He also serves on the boards of Stardust Technologies, Inc. and Consumer First, LLC.

Blake said, “Lotteries serve the public by providing needed cash to fund urgent educational needs. The Georgia Legislature has taken the important first step in allowing the public to enjoy Internet access to its state Lottery -- just like the on-line access we already have to buy license plates; purchase car, truck and boat licenses; hunting and fishing permits and business licenses and conduct other state and county business!”

Games Inc. has spent five years developing Public Internet Access to state lottery systems through a secure interconnection between its Lottery.com website and all state and provincial lotteries in the U.S. and Canada.  Lottery.com also currently gathers and distributes state lottery results to major Web publishers including AOL Digital Cities, InfoSpace, MSN, MSNBC, Tribune Companies, USA Today and Yahoo. Games Inc. is prepared to submit its Lottery.com system to state lotteries for testing and verification and to apply for retail licenses on a state-by-state basis.

Games Inc. recently announced its acquisition of www.Games.com and holds all the exclusive online licenses for Scrabble, Monopoly, Risk, Yahtzee, and the Classic Atari Arcade games. Roger Ach, CEO of Games Inc. said, “We are very fortunate to have George Blake join our Board to help us grow our Company.”

About Games, Inc.

Games, Inc. operates in three allied areas of interactive entertainment: Government Sponsored Lotteries, Internet Games and Digital Greetings.  Games owns and operates www.Games.com, www.Lottery.com, www.Cards.com, www.GameLand.com and www.Skillmoney.com, which covers the three most widely used platforms in the Internet Entertainment space—games, lottery and digital greetings.

FOR FURTHER INFORMATION CONTACT:

Myles Cairns

Chief Financial Officer

Games, Inc.

investorrelations@gamesinc.net

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Games) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Games. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors.  We undertake no obligation to update information in this release.